UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2019

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(604) 376-3567

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On May 17, 2019, Body and Mind Inc. (the “Company”) entered into an Agency Agreement (the “Agency Agreement”) with M Partners Inc. and PI Financial Corp. (the “Agents”) pursuant to which the Agents are serving as placement agents for the Company, on a commercially reasonable best efforts basis, in connection with the private placement offering of up to 8,000,000 units of the Company (each, a “Unit”) at a price of CAD$1.25 per Unit (the “Offering”). Pursuant to the Agency Agreement, the Company granted the Agents an option to sell up to an additional 8,000,000 Units on the same terms, which option was exercised by the Agents.

Each Unit is comprised of one common share of the Company (each, a “Share”) and one common share purchase warrant of the Company (each, a “Warrant”). Each Warrant entitles the holder thereof to acquire one common share of the Company (each, a “Warrant Share”) at an exercise price of CAD$1.50 per Warrant Share for a period of 48 months following the closing date, subject to adjustment in certain events.

Under the Agency Agreement, the Company agreed to pay the Agents a cash commission equal to 7.5% of the gross proceeds of the Offering (subject to a reduced cash commission of 1.0% for purchasers on the Company’s president’s list (“President’s List Purchasers”) up to a maximum of CAD$4 million of Units purchased by President’s List Purchasers). As additional consideration, the Company agreed to issue the Agents such number of non-transferable broker warrants (each, a “Broker Warrant”) equal to 7.5% of the number of Units sold under the Offering (subject to a reduced number of Broker Warrants of 1.0% for President’s List Purchasers up to a maximum of CAD$4 million of Units purchased by President’s List Purchasers).

On May 17, 2019, the Company entered into subscription agreements (the “Subscription Agreements”) with purchasers (i) in Canada that are “accredited investors” within the meaning of National Instrument 45-106, (ii) in the United States that are “accredited investors” (as such term is defined under Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)), and (iii) outside Canada and the United States on a basis which does not require the qualification or registration of any of the Units. Pursuant to the Subscription Agreements, the Company issued 11,780,904 Units for gross proceeds of CAD$14,726,130.

The Agents received a cash commission on the sale of the Offering to non-U.S. persons of CAD$793,937.50. The Agents also received as additional consideration 635,150 Broker Warrants. Each Broker Warrant entitles the holder thereof to acquire one Unit of the Company at an exercise price of CAD$1.25 per Unit for a period of 48 months following the closing date. M Partners Inc. also received a corporate finance fee of CAD$84,750 inclusive of applicable taxes.

On May 17, 2019, our directors and executive officers entered into lock up agreements (each, a “Lock Up Agreement”) with the Agents restricting the ability of such directors and executive officers to sell or otherwise transfer their equity securities in the Company for a period of 120 days without the prior written consent of M Partners Inc.

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The foregoing description of the Agency Agreement, the Subscription Agreements, the Warrant, the Broker Warrant and the Lock Up Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Agency Agreement, form of Subscription Agreement, form of Warrant, form of Broker Warrant and form of Lock Up Agreement, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5 hereto, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Offering as described in Item 1.01 of this Current Report on Form 8-K, on May 17, 2019, the Company issued 11,780,904 Units to 197 individuals/entities at a price of CAD$1.25 per Unit for gross proceeds of CAD$14,726,130.

Pursuant to the Agency Agreement, the Company issued 635,150 Broker Warrants to the Agents.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In connection with the issuance of the Units comprised of the Shares and Warrants, and the issuance of the Broker Warrants as described above, the Company relied on the exemption from registration under the U.S. Securities Act provided by Rule 903 of Regulation S for issuances to non-U.S. persons and on the exemption from registration under the U.S. Securities Act provided by Rule 506(b) of Regulation D for issuances to U.S. persons based on representations and warranties provided by the purchasers in the Subscription Agreements and by the Agents in the Agency Agreement.

Item 8.01 Other Events

On May 20, 2019, the Company issued a news release announcing it has closed its previously announced private placement offering with M Partners Inc., as lead agent, together with a syndicate of agents including PI Financial Corp. for 11,780,904 Units of the Company at a price of CAD$1.25 per Unit for gross proceeds of CAD$14,726,130.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

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(d) Exhibits

Exhibit	Description

10.1	Agency Agreement, dated May 17, 2019, between Body and Mind Inc., M Partners Inc. and PI Financial Corp.

10.2	Form of Subscription Agreement

10.3	Form of Warrant

10.4	Form of Broker Warrant

10.5	Form of Lock Up Agreement

99.1	News Release dated May 20, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: May 21, 2019	By:	/s/ Darren Tindale
Darren Tindale
Chief Financial Officer

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